Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239890) and in the Registration Statements on Form S-8 (Nos. 333-248685, 333-248686, 333-229535, 333-222888 333-217770, 333-212299, 333-206848, 333-196537, 333-173777 and 333-162577) of Pluri Inc. of our report dated September 21, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Haifa, Israel
September 21, 2022

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel,
Telephone: +972 -4- 8605000, Fax: +972 -4- 8605001, www.pwc.com/il